                                                                  Exhibit 10.19

                                NORTHWEST PARK

                                   L E A S E

                                   ARTICLE 1
                                   ---------

                                Reference Data
                                --------------


1.1  Subject Referred To.
     -------------------

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

          Date of this Lease:    June 27, 2000

          Building:              The Building in Northwest Park in Burlington,
                                 Massachusetts (hereinafter referred to as the "Park") located on the parcel of land more fully described in Certificate of Title No.
                                 217681 filed with Middlesex South Registry
                                 District of the Land Court, and known as 52
                                 Second Avenue (the Building and such parcel of land hereinafter being collectively referred to as the "Property").

          Premises:              The entire Building, substantially as shown on
                                 Exhibit A attached hereto.

          Rentable Floor
          Area of Premises:      Approximately 27,250 square feet

          Landlord:              Rodger P. Nordblom and Peter C. Nordblom, as
                                 Trustees of N.W. Building 7 Trust under
                                 Declaration of Trust dated February 15, 2000 and filed with said Deeds as Document No.
                                 1132636.

          Original Notice
          Address of Landlord:   c/o Nordblom Management Company, Inc.
                                 15 Third Avenue
                                 Burlington, Massachusetts  01803

          Tenant:                Gensym Corporation, a __________ corporation

          Original Notice
          Address of Tenant:     52 Second Avenue
                                 Burlington, Massachusetts 01803

          Expiration Date:       The last day of the fifth (5/th/) lease year
                                 (as hereinafter defined)

          Delivery Date:         December 1, 2000

          Annual Fixed Rent
          Rate:                  $545,000.00

          Monthly Fixed Rent
          Rate:                  $ 45,416.00

          Letter of Credit
          Amount:                $545,000.00

          Initial Estimate of
          Taxes for the Tax
          Year:                  $ 54,504.00

          Initial Estimate of
          Operating Costs for
          the Calendar Year:     $ 44,964.00

          Permitted Uses:        General business offices

          Public Liability
          Insurance Limits:

               Comprehensive General Liability:  $3,000,000 per occurrence
                                                 $5,000,000 general aggregate

1.2  Exhibits.
     --------

     The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

               EXHIBIT A    Plan showing the Premises
               EXHIBIT B    Commencement Date Notification
               EXHIBIT C    Landlord's Work
               EXHIBIT D    Work Change Order
               EXHIBIT E    Rules and Regulations
               EXHIBIT F    Form Tenant Estoppel Certificate
               EXHIBIT G    Form of Letter of Credit


1.3  Table of Articles and Sections.
     ------------------------------

     ARTICLE 1 -- Reference Data
     ---------------------------

     1.1  Subjects Referred To......................................   1
     1.2  Exhibits..................................................   1
     1.3  Table of Articles and Sections............................   1

                                      1
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
ARTICLE 2 -- Premises and Term
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
2.1  Premises....................................................................  3
2.2  Term........................................................................  3
2.3  Extension Option............................................................  3

ARTICLE 3 -- Improvements
- -------------------------

3.1  Performance of Work and Approval of Landlord's Work........................   3
3.2  Acceptance of the Premises..................................................  4

ARTICLE 4 -- Rent
- -----------------

4.1  The Fixed Rent..............................................................  4
4.2  Additional Rent.............................................................  4
     4.2.1  Real Estate Taxes....................................................  4
     4.2.2  Personal Property Taxes..............................................  5
     4.2.3  Operating Costs......................................................  5
     4.2.4  Insurance............................................................  5
     4.2.5  Utilities............................................................  6
4.3  Late Payment of Rent........................................................  6
4.4  Letter of Credit............................................................  6
     4.4.1  Amount of Letter of Credit...........................................  6
            4.4.4.1  Reduction...................................................  6
     4.4.2  Substitute Letter of Credit..........................................  6
     4.4.3  Draws to Cure Defaults...............................................  6
     4.4.4  Draws to Pay Damages.................................................  6
     4.4.5  Draws for Failure to Deliver Substitute Letter of Credit.............  6
     4.4.6  Return of Letter of Credit at End of Term............................  7

ARTICLE 5 -- Landlord's Covenants
- ---------------------------------

5.1  Affirmative Covenants.......................................................  7
     5.1.1  Heat and Air Conditioning............................................  7
     5.1.2  Electricity..........................................................  7
     5.1.3  Water................................................................  7
     5.1.4  Fire Alarm...........................................................  7
     5.1.5  Repairs..............................................................  7
     5.1.6  Landscaping; Snow Removal; Grounds Maintenance.......................  7
     5.1.7  Perform Obligations..................................................  7
5.2  Interruption................................................................  7
5.3  Landlord's Insurance........................................................  7
5.4  Payment of Cost of Enforcement..............................................  7

ARTICLE 6 -- Tenant's Additional Covenants
- ------------------------------------------

6.1  Affirmative Covenants.......................................................  7
     6.1.1  Perform Obligations..................................................  7
     6.1.2  Use..................................................................  7
     6.1.3  Repair and Maintenance...............................................  7
     6.1.4  Compliance with Law..................................................  8
     6.1.5  Indemnification......................................................  8
     6.1.6  Landlord's Right to Enter............................................  8
     6.1.7  Personal Property at Tenant's Risk...................................  8
     6.1.8  Payment of Cost of Enforcement.......................................  8
     6.1.9  Yield Up.............................................................  8
     6.1.10 Rules and Regulations................................................  8
     6.1.11 Estoppel Certificate.................................................  8

6.2  Negative Covenants..........................................................  9
     6.2.1  Assignment and Subletting............................................  9
     6.2.2  Nuisance.............................................................  9
     6.2.3  Hazardous Wastes and Materials.......................................  9
     6.2.4  Floor Load; Heavy Equipment..........................................  9
     6.2.5  Installation, Alterations or Additions...............................  9
     6.2.6  Abandonment.......................................................... 10
     6.2.7  Signs................................................................ 10
     6.2.8  Parking and Storage.................................................. 10

ARTICLE 7 -- Casualty or Taking
- -------------------------------

7.1  Termination................................................................. 10
7.2  Restoration................................................................. 10
7.3  Award....................................................................... 10

ARTICLE 8 -- Defaults
- ---------------------

8.1  Events of Default........................................................... 10
8.2  Remedies.................................................................... 10
8.3  Remedies Cumulative......................................................... 11
8.4  Landlord's Right to Cure Defaults........................................... 11
8.5  Effect of Waivers of Default................................................ 11
8.6  No Waiver, etc.............................................................. 11
8.7  No Accord and Satisfaction.................................................. 11

ARTICLE 9 -- Rights of Mortgage Holders
- ---------------------------------------

9.1  Rights of Mortgage Holders.................................................. 11
9.2  Lease Superior or Subordinate to Mortgages.................................. 11

ARTICLE 10 -- Miscellaneous Provisions
- --------------------------------------

10.1  Notices From One Party to the Other........................................ 12

2
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
     10.2  Quiet Enjoyment........................................................   12
     10.3  Lease Not to be Recorded...............................................   12
     10.4  Limitation of Landlord's Liability.....................................   12
     10.5  Acts of God............................................................   12
     10.6  Landlord's Default.....................................................   12
     10.7  Brokerage..............................................................   12
     10.8  Applicable Law and Construction........................................   12

                                   ARTICLE 2
                                   ---------

                               Premises and Term
                               -----------------

2.1  Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from
     --------
     Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding, however, the use of the roof of the Building for telecommunications equipment, Landlord reserving the right from time to time, without unreasonable interference with Tenant's use of the Premises, to install, use and repair telecommunications equipment on the roof of the Building. Tenant shall have the exclusive use of all of the parking spaces in the parking area serving the Building and shall be permitted to use additional spaces as needed in the parking areas adjacent to the Property, but in no event shall Tenant be permitted to use more than 100 parking spaces in the aggregate. Tenant shall have, as appurtenant to the Premises, the nonexclusive right, subject to reasonable rules from time to time made by Landlord of which Tenant is given written notice, to use the walkways and driveways necessary for access to the Property.

     Landlord reserves the right from time to time, without unreasonable interference with Tenant's use of the Premises: (a) to make any repairs and replacements to the Premises which Landlord may reasonably deem necessary, and (b) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same.

     Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

2.2  Term.  TO HAVE AND TO HOLD for a term beginning on the Commencement Date,
     ----
     which shall be the earlier of (a) the date on which the work to be performed by Landlord pursuant to Exhibit C has been substantially completed or (b) the opening by Tenant of its business in the Premises, and ending on the Expiration Date, unless sooner terminated as hereinafter provided. The term "substantially completed" as used herein shall mean that the work to be performed by Landlord pursuant to Exhibit C has been completed with the exception of minor items which can be fully completed without material interference with Tenant's use of or access to the Premises and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses. When the dates of the beginning and end of the term have been determined, such dates shall be evidenced by a document, in the form attached hereto as Exhibit B, which Landlord shall complete and deliver to Tenant, and which shall be deemed conclusive unless Tenant shall notify Landlord of any disagreement therewith within ten (10) days of receipt.

     The term "lease year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first lease year shall begin on the Commencement Date if the Commencement Date is the first day of a calendar month; if not, then the first lease year shall commence upon the first day of the calendar month next following the Commencement Date. Each succeeding lease year shall commence upon the anniversary date of the first lease year.

2.3  Extension Option.  Provided that as of the date of the Extension Notice
     ----------------
     (defined below), (i) Tenant is not in default and has not previously been in default of its obligations under this Lease beyond any applicable grace period, and (ii) Tenant has had a net income for the fiscal year of Tenant preceding the date of the Extension Notice and delivers to Landlord an audited statement evidencing such net income simultaneously with the Extension Notice, Tenant shall have the right to extend the term of this Lease for one additional period of five (5) years, to begin immediately upon the expiration of the original term of this Lease (the "extended term"). All of the terms, covenants and provisions of this Lease shall apply to such extended term except that the Annual Fixed Rent Rate for such extension period shall be the market rate at the commencement of such extended term, as designated by Landlord. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice in writing of its intention to do so (the "Extension Notice") not later than one (1) year prior to the expiration of the original term of this Lease.
     If Tenant gives such notice, the extension of this Lease shall be automatically effected without the execution of any additional documents. The original term and the extended term are hereinafter collectively called the "term".

     If Tenant exercises the aforesaid option, then not later than eleven (11) months prior to the expiration of the original term of this Lease Landlord shall give written notice to Tenant of Landlord's designation of the market rate. Within fifteen (15) days following Landlord's notice, Tenant shall either propose its designation of the market rate by giving notice thereof to Landlord or shall accept Landlord's designation. Failure on the part of Tenant to give such notice of its designation shall bind Tenant to Landlord's designation. If Tenant proposes its designation of the market rate, then Landlord and Tenant shall attempt to agree upon a market rate. If the parties have been unable to reach agreement within thirty (30) days following Tenant's designation, then the market rate may be submitted to arbitration by either party as follows: market rate shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided.
     The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then President of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be another office building owner, a real estate counsellor or a broker dealing with like types of properties, to determine market rate as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall share equally the expense of the third arbitrator (if any). If the dispute between the parties as to a market rate has not been resolved before the commencement of Tenant's obligation to pay Fixed Rent based upon such market rate, then Tenant shall pay Fixed Rent under the Lease based upon the market rate designated by Landlord until either the agreement of the parties as to the market rate, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord, or Landlord shall refund any overpayment of Fixed Rent to Tenant.

     In any event, the Annual Fixed Rent Rate for the extended term shall not be less than the Annual Fixed Rent Rate in effect immediately prior to such extended term.

                                   ARTICLE 3
                                   ---------

                                 Improvements
                                 ------------

3.1  Performance of Work and Approval of Landlord's Work.  Landlord shall, at
     ---------------------------------------------------
     its expense, cause to be performed base building improvements and the renovations required to build-out the Premises to white space condition, so-called, with a finished, open-office configuration (called the "Base Building Work"), all as required by Part A of Exhibit C. Additionally, Landlord shall cause to be performed the tenant improvement work required by Part B of Exhibit C and the final approved plans therefor (the "TIW"), at Tenant's expense as hereinafter set forth. (The Base Building Work and the TIW are referred to as "Landlord's Work.") The final approved construction plans and specifications for the TIW, which are not prepared as of the date hereof, shall emanate from and be consistent with Part B of said Exhibit C. All Landlord's Work shall be done in a good and workmanlike manner employing good materials and so as to conform to all applicable building laws. Landlord shall be permitted to make changes in the Base Building Work without Tenant's approval. Tenant agrees that Landlord may make any changes in the TIW which may become reasonably necessary or advisable, other than substantial changes, without approval of Tenant, provided written notice is promptly given to Tenant; and Landlord may only make substantial changes in the TIW, with the written approval of Tenant, which shall not be unreasonably withheld or delayed. Landlord shall use diligence to cause Landlord's Work to be substantially completed by the Delivery Date, subject to the provisions of Section 10.5 hereof, and any delay caused by Tenant. Landlord agrees that Tenant may make changes in the TIW with the approval of Landlord and the execution by Landlord and Tenant of a Work Change Order, in the form attached hereto as Exhibit D. Tenant shall pay to Landlord a sum equal to the amount of the costs (the "TIW Costs"), including architectural, engineering and construction management fees, incurred by Landlord in performing the TIW, payment to be made as follows:
     (a) an amount equal to fifty (50%) percent of the TIW Costs on execution of this Lease, (b) forty (40%) percent of the TIW Costs on or before the Commencement Date and (c) the balance of the TIW Costs within thirty (30) days of Landlord's submission of the final bill to Tenant. The TIW is specialized for Tenant's use and therefore shall be deemed to be Tenant's property during the term hereof.

     If Landlord's Work has not been substantially completed within ninety (90) days after the Delivery Date and such failure is not the result of delays caused by Tenant, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within thirty (30) days following the expiration of such ninety (90)-day period, such termination to be effective at the expiration of thirty (30) days from the giving of such notice, and if prior to the expiration of said thirty (30)-day period the work has not been substantially completed, this Lease shall thereupon terminate and neither party shall have any liability to the other.

3.2  Acceptance of the Premises.  Tenant or its representatives may, at
     --------------------------
     reasonable times, enter upon the Premises during the progress of the work to inspect the progress thereof and to determine if the work is being performed in accordance with the requirements of Section 3.1. Tenant shall promptly give to Landlord notices of any alleged failure by Landlord to comply with those requirements. Landlord's Work shall be deemed approved by Tenant when Tenant occupies the Premises for the conduct of its business, except for (i) items of Landlord's Work which are uncompleted or do not conform to Exhibit C and the final plans for the TIW and as to which Tenant shall, in either case, have given written notice to Landlord prior to such occupancy and (ii) items identified on a so-called punch-list prepared by Landlord and Tenant based on an inspection made by the parties within five (5) days of the date on which Tenant occupies the Premises for the conduct of its business. Landlord shall forthwith correct all items noted on the punch-list within thirty (30) days after the Commencement Date, except for items which by their nature cannot be corrected within said 30-day period, provided that Landlord shall use diligence to correct such items expeditiously.

                                   ARTICLE 4
                                   ---------

                                     Rent
                                     ----

4.1  The Fixed Rent.  Tenant covenants and agrees to pay rent to Landlord at the
     --------------
     Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), in advance, on the first day of each calendar month included in the term; and for any portion of a calendar month at the beginning of the term, at the rate for the first lease year payable in advance for such portion.

     If Landlord shall give notice to Tenant that all rent and other payments due hereunder are to be made to Landlord by electronic funds transfers, so called, or by similar means, Tenant shall make all such payments as shall be due after receipt of said notice by means of said electronic funds transfers (or such similar means as designated by Landlord).

4.2  Additional Rent.  Tenant covenants and agrees to pay, as Additional Rent,
     ---------------
     insurance costs, utility charges, personal property taxes and taxes and operating costs with respect to the Premises as provided in this Section
     4.2 as follows:

     4.2.1  Real Estate Taxes.  Tenant shall pay to Landlord, as additional
            -----------------
            rent, for each tax period partially or wholly included in the term, payments on account of Taxes (as hereinafter defined) assessed against the Property during any fiscal tax year during the term (a "Tax Year"). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Taxes, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Taxes, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. The initial calculation of the monthly estimated payments shall be based upon the Initial Estimate of Taxes for the Tax Year and upon quarterly payments being due to the governmental authority on August 1, November 1, February 1 and May 1, and shall be made when the Commencement Date has been determined. If the total of such monthly remittances for any Tax Year is greater than the Taxes for such Tax Year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the Taxes for such Tax Year, Tenant shall pay the difference to Landlord at least ten (10) days prior to the date or dates within such Tax Year that Taxes become due and payable to the governmental authority (but in any event no earlier than ten (10) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tenant's Percentage of Taxes).

            If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, such refund (less the proportional, pro rata expenses, including attorneys' fees and appraisers' fees, incurred in connection with obtaining any such refund), as relates to Taxes paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained.

            In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Taxes which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

            The term "Taxes" shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. With respect to betterment or special assessments, in no event shall Tenant's obligations to pay such assessments exceed an amount equal to the installment which would be payable had Landlord paid such assessment over the longest period permitted by law. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

     4.2.2  Personal Property Taxes.  Tenant shall pay all taxes charged,
            -----------------------
            assessed or imposed upon the personal property of Tenant in or upon the Premises.

     4.2.3  Operating Costs.  Tenant shall pay to Landlord Operating Costs (as
            ---------------
            hereinafter defined) incurred by Landlord in any calendar year. Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs, as reasonably estimated by Landlord from time to time. The initial monthly estimated payments shall be in an amount equal to 1/12th of the Initial Estimate of Operating Costs for the Calendar Year. If, at the expiration of the year in respect of which monthly installments of Operating Costs shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Operating Costs for such year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs, prepared, allocated and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

            The term "Operating Costs" shall mean all costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, and the portion of such costs and expenses with regard to the common areas, facilities and amenities of the Park which is equitably allocable to the Property, including, without limitation, all costs of maintaining and repairing the Property and the Park (including snow removal, landscaping and grounds maintenance, operation and maintenance of parking lots, sidewalks, walking paths, access roads and driveways, security, operation and repair of heating and air-conditioning equipment, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors or from others) necessary to keep the Property and the Park in good working order, repair, appearance and condition; all costs, including material and equipment costs, for window cleaning of the Building; all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building; payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in security and maintenance of the Property and the Park; attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings) and auditing and other professional fees and expenses; and a management fee consistent with the prevailing management fees charged by other landlords of comparable buildings in the area.

            There shall not be included in such Operating Costs brokerage fees (including rental fees) related to the operation of the Building; interest and depreciation charges incurred on the Property; expenditures made by Tenant with respect to (i) cleaning, maintenance and upkeep of the Premises, and (ii) the provision of electricity to the Premises; construction in or changes to the Park, or improvements to any of the buildings located therein, except as same directly benefit Tenant; installations, alterations, or replacements which constitute capital expenditures under generally accepted accounting principles, except as provided for in the next paragraph below; costs incurred in completing the Base Building Improvements or correcting defects in Landlord's Work; environmental testing, compliance, or remediation except if required on account of a breach by Tenant of its obligations under Section 6.2.3 hereof; compensation for administrative staff, executives, or officers of Landlord above the grade of building manager; franchise or income taxes imposed upon Landlord; advertising expenses; the costs of any items for which Landlord is reimbursed (or but for Landlord's act or omission would have been reimbursed); the costs of any repairs made by Landlord pursuant to the damage or condemnation provisions of this Lease; interest and principal payments on any mortgage, deed of trust, or any ground lease rent; legal fees arising out of the construction, use, occupation or maintenance of the Park, or the enforcement of any agreements affecting the Park, except as the same directly benefit Tenant; insurance premium increases not caused by Tenant; Landlord's charitable or political contributions; reserves; and Landlord's travel or entertainment expenses.

            If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (i) to comply with laws in effect after the Commencement Date, or (ii) which are reasonably expected to effect savings in Operating Costs or (iii) to repair or replace worn-out items (collectively called "capital expenditures") the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]); and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

     4.2.4  Insurance.  Tenant shall, at its expense, as Additional Rent, take
            ---------
            out and maintain throughout the term the following insurance protecting Landlord:

            4.2.4.1 Commercial general liability insurance naming Landlord,
                    Tenant, and Landlord's managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

            4.2.4.2 Fire insurance with the usual extended coverage endorsements covering all Tenant's furniture, furnishings, fixtures and equipment.

            4.2.4.3 All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least thirty
                    (30) days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days' prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

            4.2.4.4 All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

     4.2.5  Utilities.  Tenant shall pay all charges made by public authority or
            ---------
            utility for the cost of electricity furnished or consumed on the Premises, all charges for any utilities supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.3 which are separately metered, and all charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.3, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.3  Late Payment of Rent.  If any installment of rent is paid after the date
     --------------------
     the same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4  Letter of Credit.  The performance of Tenant's obligations under this Lease
     ----------------
     shall be secured by a letter of credit throughout the term hereof in accordance with and subject to the following terms and conditions:

     4.4.1  Amount of Letter of Credit.  Concurrently with Tenant's execution
            --------------------------
            and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (the "Original Letter of Credit") which shall be (i) in the form of Exhibit G attached to this Lease (the "Form LC"), (ii) issued by a bank reasonably satisfactory to Landlord upon which presentment may be made in Boston, Massachusetts, (iii) in the amount equal to the Letter of Credit Amount, and (iv) for a term of at least 1 year, subject to the provisions of Section 4.4.2 below. The Original Letter of Credit, any Additional Letters(s) of Credit and Substitute Letter(s) of Credit are referred to herein as the "Letter of Credit."

            4.4.1.1  Reduction. A. Tenant shall be entitled to reduce the Letter
                     ---------
                     of Credit Amount to $408,750.00 once the following conditions are satisfied: (i) Tenant has had a net income for a fiscal year of Tenant preceding the date of the reduction, (ii) Tenant has a minimum net worth of $10,000,000 at the time of reduction, (iii) Tenant has a cash balance of at least $10,000,000 on hand at the time of the reduction and (iv) Tenant delivers to Landlord audited statements evidencing such net income and net worth and delivers satisfactory proof of Tenant's on-hand cash balance.

                     B. Tenant shall be entitled to further reduce the Letter of Credit to $181,666.00 once the following conditions are satisfied: (i) Tenant has had a net income for a fiscal year of Tenant following the date of the reduction effected pursuant to Paragraph A above, (ii) Tenant has a minimum net worth of $10,000,000 at the time of reduction, (iii) Tenant has a cash balance of at least $10,000,000 on hand at the time of the reduction and (iv) Tenant delivers to Landlord audited statements evidencing such net income and net worth and delivers satisfactory proof of Tenant's on-hand cash balance.

                     C. Tenant shall only be entitled to effect the reductions specified above if Tenant is not in default at the time of the reduction and has not previously been in default of its obligations under this Lease beyond the expiration of any applicable cure periods. At all times during the term, the Letter of Credit Amount shall never be less than $181,666.00.

     4.4.2  Substitute Letter of Credit.  Tenant shall deliver to Landlord a new
            ---------------------------
            letter of credit (a "Substitute Letter of Credit") satisfying the requirements for the Original Letter of Credit under Section 4.4.1 on or before the date 30 days prior to the expiration of the term of the Letter of Credit then in effect. The expiration date of a Letter of Credit delivered to Landlord during the final lease year shall be no earlier than 45 days following the Expiration Date of this Lease.

     4.4.3  Draws to Cure Defaults.  If the Fixed Rent or Additional Rent
            ----------------------
            payable hereunder shall be overdue and unpaid after the expiration of the applicable notice and cure period, or, after notice to Tenant, should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease in all cases beyond the expiration of all applicable notice and cure periods, then Landlord shall have the right, at any time thereafter to draw down from the Letter of Credit the amount necessary to cure such default. In the event of any such draw by the Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an additional Letter of Credit ("Additional Letter of Credit") satisfying the requirements for the Original Letter of Credit, except that the amount of such Additional Letter of Credit shall be the amount of such draw.

     4.4.4  Draws to Pay Damages.  In addition, if (i) this Lease shall have
            --------------------
            been terminated as a result of Tenant's default under this Lease beyond the expiration of the applicable cure period, and/or (ii) this Lease shall have been rejected in a bankruptcy or other creditor-debtor proceeding, then Landlord shall have the right at any time thereafter to draw down from the Letter of Credit an amount sufficient to pay any and all damages payable by Tenant on account of such termination or rejection, as the case may be, pursuant to
            Article 8 hereof. In the event of bankruptcy or other creditor-debtor proceeding against Tenant, all proceeds of the Letter of Credit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

     4.4.5  Draws for Failure to  Deliver Substitute Letter of Credit.  If
            ---------------------------------------------------------
            Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then Landlord shall have the right, at any time thereafter, without giving any further notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof ("Security Proceeds") in a bank account in the name of Landlord, which may be withdrawn and applied by Landlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. Upon any such application of Security Proceeds by Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an Additional Letter of Credit in the amount of Security Proceeds so applied.

     4.4.6  Return of Letter of Credit at End of Term. Within 45 days after the
            -----------------------------------------
            expiration or earlier termination of the term, to the extent Landlord has not previously drawn upon any Letter of Credit or Security Proceeds held by Landlord, Landlord shall return the same to Tenant provided that Tenant is not then in default of any of its obligations beyond the expiration of any applicable cure periods under this Lease.

                                   ARTICLE 5
                                   ---------

                             Landlord's Covenants
                             --------------------

5.1  Affirmative Covenants.  Landlord covenants with Tenant:
     ---------------------

     5.1.1  Heat and Air-Conditioning.  To furnish to the Premises, separately
            -------------------------
            metered and at the direct expense of Tenant as hereinabove provided, heat and air-conditioning (reserving the right, at any time, to change energy or heat sources) sufficient to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat), during such hours of the day and days of the year that the Building is normally open.

     5.1.2  Electricity.  To furnish to the Premises, separately metered and at
            -----------
            the direct expense of Tenant as hereinabove provided, reasonable electricity for Tenant's Permitted Uses. If Tenant shall require electricity in excess of reasonable quantities for Tenant's Permitted Uses and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

     5.1.3  Water.  To furnish water for ordinary cleaning, lavatory and toilet
            -----
            facilities.

     5.1.4  Fire Alarm.  To maintain fire alarm systems within the Building.
            ----------

     5.1.5  Repairs.  To make such repairs and replacements to the roof,
            -------
            exterior walls, floor slabs and other structural components of the Building, and to the plumbing, electrical, heating, ventilating and air-conditioning systems of the Building as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

     5.1.6  Landscaping; Snow Removal; Grounds Maintenance.  To provide
            ----------------------------------------------
            landscaping, snow removal and parking lot and grounds maintenance services to the Property, and, to the extent such are necessary for Tenant's use and enjoyment of and access to the Premises, to cause Landlord's affiliates that own the other buildings in the Park to provide the same services. All such services will be consistent with the standards prevailing for comparable office buildings in the area. Landlord shall cause its affiliates that own buildings adjacent to the Building to maintain the appearance of the same in neat and orderly condition.

     5.1.7  Perform Obligations.  To perform promptly all of the obligations of
            -------------------
            Landlord set forth in this Lease.

5.2  Interruption.  Landlord shall be under no responsibility or liability for
     ------------
     failure or interruption of any of the above-described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. However, in each instance of interruption or failure Landlord shall use diligence to eliminate the cause thereof.

5.3  Landlord's Insurance.  Landlord agrees to take out and maintain throughout
     --------------------
     the term all-risk casualty insurance in an amount equal to 100% of the replacement cost of the Building and the improvements thereon, and commercial general liability insurance with respect to the Property in commercially reasonable amounts.

5.4  Payment of Cost of Enforcement.  Landlord shall pay on demand Tenant's
     ------------------------------
     expenses, including reasonable attorney's fees incurred in successfully enforcing any obligation of Landlord under this Lease.

                                   ARTICLE 6
                                   ---------

                         Tenant's Additional Covenants
                         -----------------------------

6.1  Affirmative Covenants.  Tenant covenants at all times during the term and
     ---------------------
     for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

     6.1.1  Perform Obligations.  To perform promptly all of the obligations of
            -------------------
            Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

     6.1.2  Use.  To use the Premises only for the Permitted Uses, and from time
            ---
            to time to procure all licenses and permits necessary therefor, at Tenant's sole expense. With respect to any licenses or permits for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority. To the extent necessary, Landlord shall reasonably cooperate with Tenant in obtaining any such permits or licenses, at no cost to Landlord.

     6.1.3  Repair and Maintenance.  To maintain the Premises in neat order and
            ----------------------
            condition and to perform all cleaning and janitorial services at the Premises in accordance with the prevailing standards in comparable office buildings in the area, and to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, ventilating and air-conditioning systems installed by Tenant such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by taking or unavoidable casualty only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. (Landlord, upon default of Tenant hereunder and upon prior notice to Tenant, may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

     6.1.4  Compliance with Law.  From and after the Commencement Date, to make
            -------------------
            all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority (but only to the extent such repairs, alterations or replacements are required due to Tenant's particular use of the Premises); to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

     6.1.5  Indemnification.  Subject to the provisions of Section 4.2.4.4, to
            ---------------
            save harmless, exonerate and indemnify Landlord, its agents (including, without limitation, Landlord's managing agent) and employees (such agents and employees being referred to collectively as the "Landlord Related Parties") from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Property arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the willful negligence, fault or misconduct of Landlord or the Landlord Related Parties. In respect of all of the foregoing, Tenant shall indemnify Landlord and the Landlord Related Parties from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord. Tenant's insurance company's choice of counsel shall be deemed reasonably satisfactory to Landlord.

     6.1.6  Landlord's Right to Enter.  To permit Landlord and its agents to
            -------------------------
            enter into and examine the Premises at reasonable times and to show the Premises, and to make repairs to the Premises and to install, use and repair telecommunications equipment on the roof of the Building, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

     6.1.7  Personal Property at Tenant's Risk.  All of the furnishings,
            ----------------------------------
            fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

     6.1.8  Payment of Cost of Enforcement.  To pay on demand Landlord's
            ------------------------------
            expenses, including reasonable attorneys' fees, incurred in successfully enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in
            Section 8.4.

     6.1.9  Yield Up.  At the expiration of the term or earlier termination of
            --------
            this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to deliver to Landlord stamped architectural plans showing the Premises at yield up (which may be the initial plans if Tenant has made no installations after the Commencement Date); to remove such installations made by it as Landlord may request (including computer and telecommunications wiring and cabling, it being understood that if Tenant leaves such wiring and cabling in a useable condition, Landlord, although having the right to request removal thereof, is less likely to so request) and all Tenant's signs wherever located, provided, however, Tenant shall not be required to remove the TIW; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Notwithstanding the foregoing, if, at the time Tenant requests Landlord's consent to any alteration pursuant to Section
            6.2.5 hereof, Tenant also requests in writing that it not be required to remove such alteration at the end of the term and Landlord consents in writing to such request, Tenant shall not be required to remove such alteration at the end of the term. Landlord acknowledges that Tenant may remove the telephone switch installed by Tenant. Any property which is required to be removed by Tenant and is not so removed shall be deemed abandoned and, if Landlord so elects, upon three (3) days prior notice to Tenant, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

            If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease.

     6.1.10 Rules and Regulations.  To comply with the Rules and Regulations
            ---------------------
            set forth in Exhibit E, and with all reasonable Rules and Regulations hereafter made by Landlord of which Tenant has been given written notice.

     6.1.11 Estoppel Certificate.  Upon not less than ten (10) business days'
            --------------------
            prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form attached hereto as Exhibit F or in another form reasonably similar thereto, or such other form as Landlord may provide from time to time, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect, (ii) whether the term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and (vii) such further information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises.

6.2  Negative Covenants.  Tenant covenants at all times during the term and such
     ------------------
     further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

     6.2.1  Assignment and Subletting.  Except for an assignment or subletting
            -------------------------
            to a parent, subsidiary or affiliate of Tenant (called a "Related Entity"), not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Landlord may terminate this Lease in the case of a proposed assignment, or suspend this Lease pro tanto for the period and with respect to the space involved in the case of a proposed subletting, by giving written notice of termination or suspension to Tenant, with such termination or suspension to be effective as of the effective date of such assignment or subletting. If Landlord does not so terminate or suspend, Landlord's consent shall not be unreasonably withheld to an assignment or to a subletting, provided that the assignee or subtenant shall use the Premises only for the Permitted Uses. Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord's reasonable legal expenses incurred in connection with any request by Tenant for such consent, not to exceed $1,000.00 in any one instance. If Landlord consents thereto, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment. Landlord's consent shall not be required for any transfer to a Related Entity, provided, however, in the event of such a transfer, Tenant shall remain primarily liable hereunder.

            The provisions of the preceding paragraph shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred, provided that in any such event (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer,
            (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord within at least ten (10) days of the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to perform all the obligations of Tenant.

            If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable expenses of Tenant in connection with the assignment or sublease, to pay to Landlord as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

            Whenever Tenant lists with a broker or brokers or otherwise advertises, holds out or markets the Premises or any part thereof for sublease or assignment, Tenant shall give Nordblom Company, as brokers, a non-exclusive listing with respect to such sublease or assignment.

     6.2.2  Nuisance.  Not to injure, deface or otherwise harm the Premises; nor
            --------
            commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales.

     6.2.3  Hazardous Wastes and Materials.  Not to dispose of any hazardous
            ------------------------------
            wastes, hazardous materials or oil on the Premises or the Property, or into any of the plumbing, sewage, or drainage systems thereon, and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of the use or disposal of hazardous wastes, hazardous materials or oil, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the aforesaid systems by Tenant or Tenant's agents and employees. Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities.

     6.2.4  Floor Load; Heavy Equipment.  Not to place a load upon any floor of
            ---------------------------
            the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

     6.2.5  Installation, Alterations or Additions.  Not to make any
            --------------------------------------
            installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls, partitions, ceilings or floors nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord (which consent shall not be required if Tenant is repainting, recarpeting or performing other minor, decorative changes), and then only pursuant to plans and specifications approved by Landlord in advance in each instance; Tenant shall pay promptly when due the entire cost of any work to the premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord's request Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics' lien or other encumbrance arising out of such work. Tenant shall not be required to furnish a performance bond for any work costing less than $25,000 in any one instance if Tenant has had a net income for the fiscal year of Tenant preceding the commencement of the work and delivers to Landlord an audited statement evidencing such net income. In any event, Tenant shall forthwith bond against or discharge any mechanics' liens or other encumbrances that may arise out of such work. Tenant shall procure all necessary licenses and permits at Tenant's sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

            Not to grant a security interest in, or to lease, any personal property being installed in the Premises (including, without limitation, demountable partitions) without first obtaining an agreement, for the benefit of Landlord, from the secured party or lessor that such property will be removed within ten (10) business days after notice from Landlord of the expiration or earlier termination of this Lease and that a failure to so remove will subject such property to the provisions of subsection 6.1.9 of the Lease. Tenant's inability to obtain the foregoing agreement shall not be deemed a material default under this Lease.

     6.2.6  Abandonment.  Not to abandon the Premises during the term, it being
            -----------
            understood and agreed that vacancy of the Premises shall not be construed as abandonment so long as all of Tenant's other obligations under this Lease, including without limitation the payment of rent, continue to be timely performed and reasonable measures are taken to manage the vacant space on a daily basis, including maintaining the appearance of a lighted reception area during the Building's normal business hours.

     6.2.7  Signs.  Not without Landlord's prior written approval, which shall
            -----
            not be unreasonably withheld, conditioned or delayed, to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Notwithstanding the foregoing, Tenant may erect an identifying sign on the Building in conformance with Landlord's sign policy for Northwest Park, subject to Landlord's approval (which shall not be unreasonably withheld, conditioned or delayed) and Tenant's obtaining all necessary permits and approvals from the applicable governmental authorities.

     6.2.8  Parking and Storage.  Not to permit any storage of materials outside
            -------------------
            of the Premises; nor to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking would be customary.

                                   ARTICLE 7
                                   ---------

                              Casualty or Taking
                              ------------------

7.1  Termination.  In the event that the Premises or the Building, or any
     -----------
     material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty. In the event that the Premises are destroyed or damaged by fire or casualty, and, in the reasonable opinion of an independent architect or engineer selected by Landlord, cannot be repaired or restored within one hundred eighty (180) days from the date repair or restoration work would commence, then this Lease may be terminated at the election of Landlord or Tenant, which election shall be made by the giving of notice to the other party within thirty (30) days after the date the opinion of the architect or engineer is made available to the parties. Landlord shall endeavor to cause such opinion to be delivered to Tenant within forty-five (45) days after any such fire or casualty.

7.2  Restoration.  If neither Landlord nor Tenant elects to so terminate, this
     -----------
     Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. If this Lease has not been terminated pursuant to Section 7.1, and Landlord shall not have restored the Premises within one hundred eighty (180) days from the taking or casualty, Tenant shall have the right to terminate this Lease by giving notice of such termination to Landlord, effective at the expiration of thirty (30) days from the giving of such notice; provided however, that such termination will be rendered ineffective if, prior to the expiration of said 30-day period, Landlord shall have completed such restoration.

7.3  Award.  Irrespective of the form in which recovery may be had by law, all
     -----
     rights to damages or compensation shall belong to Landlord in all cases, except for awards made to Tenant for its personal property, relocation expenses and trade fixtures. Except for such awards, Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.


                                   ARTICLE 8
                                   ---------

                                   Defaults
                                   --------

8.1  Events of Default.  (a)  If Tenant shall default in the performance of any
     -----------------
     of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and is not discharged within ten (10) days after notice to Tenant thereof, or
     (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, with five (5) days notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

8.2  Remedies.  In the event that this Lease is terminated under any of the
     --------
     provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination, to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this
     Section 8.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord shall use reasonable efforts to mitigate its damages hereunder by reletting the Premises.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this
     Section 8.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section
     8.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the lesser of the amount due for the balance of the term or the aggregate of the Fixed Rent and Additional Rent accrued in the twelve (12) months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 8.2 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3  Remedies Cumulative.  Any and all rights and remedies which Landlord may
     -------------------
     have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4  Landlord's Right to Cure Defaults.  Landlord may, but shall not be
     ---------------------------------
     obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5  Effect of Waivers of Default.  Any consent or permission by Landlord to any
     ----------------------------
     act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6  No Waiver, etc.  The failure of Landlord to seek redress for violation of,
     --------------
     or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7  No Accord and Satisfaction.  No acceptance by Landlord of a lesser sum than
     --------------------------
     the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                   ARTICLE 9
                                   ---------

                          Rights of Mortgage Holders
                          --------------------------

9.1  Rights of Mortgage Holders.  The word "mortgage" as used herein includes
     --------------------------
     mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this
     Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this
     Section 9.1.

9.2  Lease Superior or Subordinate to Mortgages.  It is agreed that the rights
     ------------------------------------------
     and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any existing or future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as Tenant is not in default hereunder). Tenant agrees it will, upon not less than ten (10) business days' prior written request by Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

                                  ARTICLE 10
                                  ----------

                           Miscellaneous Provisions
                           ------------------------

10.1  Notices from One Party to the Other.  All notices required or permitted
      -----------------------------------
      hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when delivered to such address by hand.

10.2  Quiet Enjoyment.  Landlord agrees that upon Tenant's paying the rent and
      ---------------
      performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3  Lease not to be Recorded.  Tenant agrees that it will not record this
      ------------------------
      Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.

10.4  Limitation of Landlord's Liability.  The term "Landlord" as used in this
      ----------------------------------
      Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

10.5  Acts of God.  In any case where either party hereto is required to do any
      -----------
      act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

10.6  Landlord's Default.  Landlord shall not be deemed to be in default in the
      ------------------
      performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord's default, whether or not notice is given. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

10.7  Brokerage.  Tenant warrants and represents that it has dealt with no
      ---------
      broker in connection with the consummation of this Lease, other than Nordblom Company and Corporate Facilities Group, and in the event of any brokerage claims, other than by Nordblom Company or Corporate Facilities Group, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

10.8  Applicable Law and Construction.  This Lease shall be governed by and
      -------------------------------
      construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

      WITNESS the execution hereof under seal on the day and year first above written:

                              Landlord:


                              ______________________________________________
                              As Trustee, but not individually


                              ______________________________________________
                              As Trustee, but not individually


                              Tenant:


                              GENSYM CORPORATION


                              By:___________________________________________

                              Its:__________________________________________

                                   EXHIBIT B
                                   ---------

                        COMMENCEMENT DATE NOTIFICATION
                        ------------------------------


To:______________________________
           (Tenant)



          ("Landlord") and                                       ("Tenant") are
parties to a lease ("Lease") dated                              of premises in a
building known as                                                 ,
Massachusetts.  Landlord hereby notifies Tenant that the term of the Lease
commenced on                              and will end on
and that the first lease year commenced on _________ and will end on _________. Although not required for this notification to be effective, we would appreciate your confirming the foregoing by signing the enclosed copy of this letter and returning it to us.

                                            ____________________________________
                                                            (Landlord)

                                            By:_________________________________


Confirmed:

____________________________________
         (Tenant)

By:_________________________________

                                   EXHIBIT C
                                   ---------

                                LANDLORD'S WORK
                                ---------------

PART A
- ------

The Landlord, at the Landlord's expense, will provide finished wide-open office space which shall include the following improvements:

Building Area:        Single-story 27,500 +/- gross SF area.

Building Use:         Office (IG zoned).

Construction Type:    Slab-on-grade, steel-frame, concrete floor, and gypsum
                      roof deck. HVAC RTUs on rooftop steel.

Exterior:             Building to be renovated in accordance with Maugel
                      Architects, Inc.'s design dated X. New exterior to be constructed with masonry and insulated glass, backed by insulated steel stud construction.

Roof: New single-ply, EPDM membrane system with 2 1/2" insulation providing an R16.

Lobby: Includes main lobby finished to Class-A suburban office standards. Lobby to include glass atrium, tile/carpet floors, and painted drywall soffits and walls.

Toilet Rooms:         Includes one completed toilet room core with fixtures
                      designed to meet Code. Toilet room walls to be constructed of drywall/metal stud construction. All toilet rooms to have porcelain/ceramic tile floors wet walls.

Millwork:             Includes wood sills at all windows and solid-surface
                      countertops at toilet core.

Excavation:           Site and building excavation, interior and exterior
                      utility excavation.

Site Utilities:       Site storm drainage, sewer connected to municipal system,
                      domestic water and fire line connected to existing mains.
                      Gas, electric, and telecom service by utility companies.

Site Improvements:    3" paving with (typical) with combination of granite and
                      bituminous berm curbing.

Landscaping:          Entire site to be re-landscaped and irrigated.

Ceiling: Includes 2'0" x 4'0" "Second Look" revealed edge lay-in mineral board acoustic ceiling with suspension system. Some drywall ceilings in lobby and bathroom core area per Maugel Architects, Inc.'s design dated X.

Flooring:             Includes 4" vinyl cove base at all drywall partitions.
                      Commercial grade carpet to be installed in lobby and Tenant areas. Tenant area carpet allowance carried is $16 p.s.y. installed for entire Tenant space.

Painting:             Includes painting of lobby, toilet rooms, and
                      miscellaneous metals. All drywall to receive two coats of latex-based paint.

Electric:             277/480 volt, 3 phase, 4 wire service. Also included are
                      utility receptacles, emergency lighting, night lighting, exterior parking lot lighting, fire alarm, per Code.
                      Office lighting to be 2'-0" x 4'-0" recessed fluorescent fixtures with parabolic lenses and installed sufficient for open office layout, or approximately one fixture per 80 SF. General duty outlets to be installed in perimeter walls per Code.

Sprinkler:            Entire building to have wet pipe system for Ordinary
                      Hazard Group II. Includes chrome recessed heads throughout. Sprinklers to be installed per Code and sufficient for open office layout.

HVAC: Building to be heated and air conditioned to maintain 70 degrees / 74 degrees per A.S.H.R.A.E. standards, for normal office use. System will include the furnishing and installation of two, Trane forty-ton (total of 80 tons) DDC-controlled prepackaged rooftop combination gas / electric variable air volume (VAV) units with gas furnaces for unoccupied mode and warm up cycle, a ducted air supply system with electric fan powered VAV boxes with electric re-heat. Above ceiling spaces will be used as a return air plenum. 23 VAV boxes will be provided and installed sufficient for lobby, bathroom core, and open-office layout per Sullivan Mechanical, Inc.'s design. Additional VAV boxes and/or specialty HVAC systems required as of tenants layout and/or use will included in Part B.

Partitions:           The inside of the exterior walls will receive steel studs
                      16" on center with bat insulation and 5/8" gypsum wall board from slab to roof deck. Drywall partitions for the bathroom core and electrical and sprinkler rooms will be steel studs, 16" on center with 1/2" gypsum wall board to the underside of the roof deck.

Plumbing:             Includes an interior roof drainage system complete with
                      all required roof drains as required by Code. Includes exterior hose bibbs, water meter, and all required waste, water, and vent piping for the new toilet rooms. Includes under slab sanitary waste line tied into the municipal system.

Toilet Compartments:  Includes floor mounted, baked enamel, steel toilet cubicles at all men and women's toilet rooms and wall mounted urinal screens at men's toilet rooms.


PART B
- ------

The Landlord, at the Tenant's expense, will provide Landlord-approved additional improvements to the Premises not included in the Part A work.

Note: Tenant will be required to contract directly for tel/data and security system.

                                   EXHIBIT D
                                   ---------

                               WORK CHANGE ORDER
                               -----------------

Lease Date:_____________________________     Date:______________________________

Landlord:_______________________________     Work Change Order No.:_____________

Tenant:_________________________________     Building Address:__________________

                                             Premises:__________________________

================================================================================

Tenant directs Landlord to make the following additions to Landlord's work:


Description of additional work:


Work Change Order Amount:

================================================================================

Amount of Previous Work Change Orders:___________________________

This Work Change Order:__________________________________________

Total Amount of Work Change Orders:______________________________

Landlord approves this Work Change Order and Tenant agrees to pay to Landlord the Total Amount of Work Change Orders at the earlier of ten days following receipt of the Certificate of Occupancy of the premises or occupancy of the premises by Tenant.


Tenant:                                 Landlord:

By:  _____________________________      By:  __________________________

Title: ___________________________      Title: ________________________

                                   EXHIBIT E
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------


1. The sidewalks, entrances, passages, corridors, vestibules, halls or stairways in or about the Building shall not be obstructed by Tenant.

2. Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building.

3. Tenant shall not waste electricity or water in the Building premises and shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning systems. All regulating and adjusting of heating and air-conditioning apparatus shall be done by the Landlord's agents or employees.

4. Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

5. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

6. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

8. Landlord reserves the right to establish, modify, and enforce reasonable parking rules and regulations, provided such rules and obligations do not diminish Tenant's rights under the Lease.

9. Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper provided such rules and regulations do not diminish Tenant's rights under the Lease.

10. Tenant acknowledges that the Building has been designated a non-smoking building. At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building or, except in specified locations, directly outside the Building.

                                   EXHIBIT F
                                   ---------

                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------


TO:  _______________________ ("Mortgagee" or "Purchaser")

THIS IS TO CERTIFY THAT:

     1. The undersigned is the tenant (the "Tenant") under that certain lease (the "Lease") dated __________, 20__, by and between ____________ as landlord (the "Landlord"), and the undersigned, as Tenant, covering those certain premises commonly known and designated as _______________ (the "Premises") in the building located at ______________, ________________, Massachusetts.

     2. The Lease is attached hereto as Exhibit A and (i) constitutes the entire agreement between the undersigned and the Landlord with respect to the Premises, (ii) is the only Lease between the undersigned and the Landlord affecting the Premises and (iii) has not been modified, changed, altered or amended in any respect, except (if none, so state):

          _______________________________________________
          _______________________________________________
          _______________________________________________

     3. The undersigned has accepted and now occupies the Premises as of the date hereof, and all improvements, if any, required by the terms of the Lease to be made by the Landlord have been completed and all construction allowances to be paid by Landlord have been paid. In addition, the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except (if none, so state):

          _______________________________________________
          _______________________________________________
          _______________________________________________

     4. 1. The term of the Lease began (or is scheduled to begin) on _________, 20___ and will expire on _________, 20__;

          2. The fixed rent for the Premises has been paid to and including _______________, 20__;

          3. The fixed rent being paid pursuant to the Lease is at the annual rate of $____________; and

          4. The amounts payable by Tenant under the Lease on account of Operating Costs are currently $______, and have been reconciled through _______, 20__.

     5. (i) No party to the Lease is in default, (ii) the Lease is in full force and effect, (iii) the rental payable under the Lease is accruing to the extent therein provided thereunder, (iv) as of the date hereof the undersigned has no charge, lien or claim of off-set (and no claim for any credit or deduction) under the Lease or otherwise, against rents or other charges due or to become due thereunder or on account of any prepayment of rent more than one
(1) month in advance of its due date, and (v) Tenant has no claim against Landlord for any security, rental, cleaning or other deposits, except (if none, so state):

          ____________________________________________
          ____________________________________________

     6. Since the date of the Lease there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof of any other jurisdiction.

     7. Tenant has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant's leasehold interest.

     8. Neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, nor does Tenant have any right to terminate the Lease, except (if none, so state):

          _______________________________________________
          _______________________________________________
          _______________________________________________

     9. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises or the real property of which the Premises are a part. Tenant has no right to renew or extend the term of the Lease or expand the Premises except (if none, so state):

          _______________________________________________
          _______________________________________________
          _______________________________________________

     10. The undersigned acknowledges that the parties named herein are relying upon this estoppel certificate and the accuracy of the information contained herein in making a loan secured by the Landlord's interest in the Premises, or in connection with the acquisition of the Property of which the Premises is a part.

     EXECUTED UNDER SEAL AS OF _____________, 20__.

                                                   TENANT:

                                                   _________________________

                                                   By:______________________
                                                      Name:
                                                      Title:
                                                      Duly Authorized

                                   EXHIBIT G
                                   ---------

                           FORM OF LETTER OF CREDIT
                           ------------------------


BENEFICIARY:                            ISSUANCE DATE:  ________________, _____

Trustees of N.W. Building 7 Trust       IRREVOCABLE STANDBY
                                        LETTER OF CREDIT NO. ___________


ACCOUNTEE/APPLICANT:                    MAXIMUM/AGGREGATE
                                        CREDIT AMOUNT:
Gensym Corporation                      USD $545,000.00
52 Second Avenue
Burlington, MA


GENTLEMEN:


We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed Five Hundred forty-five Thousand and 00/100 U.S. Dollars ($545,000.00) available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to Section 4.4 of the lease (the "Lease") dated May ___, 2000 by and between the Trustees of N.W. Building 7 Trust, as Landlord, and Gensym Corporation, as Tenant, relating to the premises at 52 Second Avenue, Burlington, Massachusetts.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)."

This Letter of Credit shall expire at our office on ________________, ____ (the "Stated Expiration Date"). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date) or any anniversary thereof) we shall notify the Beneficiary and the Accountee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

We engage with you that all drafts drawn under and in compliance with the terms of this letter of credit will be duly honored on presentation to us.

                                    Very truly yours,



                                    Authorized Signatory